UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2016

Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Stratus Properties Inc. (the “Company”) held its 2016 annual meeting of stockholders on June 6, 2016, in Austin, Texas. At the annual meeting, the Company’s stockholders (1) elected William H. Armstrong III and Charles W. Porter to serve as Class III directors of the Company, each for a three-year term; (2) approved, on an advisory basis, the compensation of the Company’s named executive officers; (3) ratified the appointment of BKM Sowan Horan, LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year and (4) did not approve a stockholder proposal requesting that the Company’s board of directors (the “Board”) immediately engage a nationally recognized investment banking firm to explore the prompt sale, merger or other business combination of the Company.

The independent inspector of elections reported the final vote of stockholders as follows:

Proposal No. 1:    Election of two Class III director nominees.

Name	Votes For	Votes Withheld	Broker Non-Votes

William H. Armstrong III	3,562,315	712,444	42,738
Charles W. Porter	3,562,314	712,445	42,738
David M. Dean (dissident nominee)	2,441,073	32,067	42,738
Michael L. Knapp (dissident nominee)	2,441,073	32,067	42,738

Proposal No. 2:	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes

4,199,928	2,467,626	80,345	42,738

Proposal No. 3:	Ratification of the appointment of BKM Sowan Horan, LLP as the Company’s independent registered public accounting firm.

Votes For	Votes Against	Abstentions	Broker Non-Votes

5,289,320	1,431,906	69,411	0

Proposal No. 4:	Stockholder proposal requesting that the Board immediately engage a nationally recognized investment banking firm to explore the prompt sale, merger or other business combination of the Company.

Votes For	Votes Against	Abstentions	Broker Non-Votes

3,204,680	3,510,333	32,886	42,738

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By:     /s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)
Date: June 9, 2016